[front cover]
                                  J.P. MORGAN
                    INSTITUTIONAL FEDERAL MONEY MARKET FUND
                                 [jp morgan logo]
                                  Annual Report
                                 October 31, 2000

LETTER TO THE SHAREHOLDERS
--------------------------------------------------------------------------------

December 1, 2000

Dear Shareholder,

    We are pleased to report that the J.P. Morgan Institutional Federal Money Market Fund outperformed its benchmark, the Lipper Institutional U.S. Government Money Market Funds Average, for the 12 months ended October 31, 2000. The Fund provided a total return of 6.10% for the fiscal period, while its benchmark had a return of 5.90%.

    The Fund maintained a stable net asset value of $1.00 throughout the period. On October 31, 2000, the net assets of the Fund were approximately $2.1 billion, while the assets of the Federal Money Market Portfolio, in which the Fund invests, amounted to approximately $3.7 billion. Dividends of approximately $0.06 per share were paid from ordinary income during the period.

    On the pages that follow, the Fund's lead portfolio manager, Mark Settles, discusses the fixed-income market in detail. Mark also explains the factors that influenced fund performance during the fiscal period, and provides insight in regard to positioning the Fund for the coming months.

    As chairman and president of Asset Management Services, we appreciate your investment in the Fund. If you have any comments or questions, please contact your Morgan representative, or call J.P. Morgan Funds Services at (800) 766-7722.

Sincerely yours,

/signature/                             /signature/

Ramon de Oliveira                       Keith M. Schappert
Chairman of Asset Management Services   President of Asset Management Services
J.P. Morgan & Co. Incorporated          J.P. Morgan & Co. Incorporated

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Letter to the Shareholders                                                 1
Fund Performance                                                           2
Portfolio Manager Q&A                                                      3
Fund Facts & Highlights                                                    5
Financial Statements                                                       6

FUND PERFORMANCE
--------------------------------------------------------------------------------

EXAMINING PERFORMANCE

    One way to look at performance is to review a fund's average annual total return. This calculation takes the Fund's actual return and shows what would have happened if the Fund had achieved that return by performing at a constant rate each year. Average annual total returns represent the average yearly change in a fund's value over various time periods, typically one, five, or ten years (or since inception).

PERFORMANCE

                                                       AVERAGE ANNUAL TOTAL RETURNS
                                                   ------------------------------------
                                           ONE        THREE       FIVE      SINCE
                                           YEAR       YEARS       YEARS    INCEPTION*
AS OF OCTOBER 31, 2000
J.P. Morgan Institutional Federal
   Money Market Fund                       6.10%       5.51%      5.44%      4.96%

Lipper Institutional U.S. Government
   Money Market Funds Average**            5.90%       5.32%      5.30%      4.88%
AS OF SEPTEMBER 30, 2000
J.P. Morgan Institutional Federal
Money Market Fund                          5.99%       5.48%      5.42%      4.94%

Lipper Institutional U.S. Government
   Money Market Funds Average**            5.78%       5.29%      5.28%      4.86%

* Average annual total returns are based on the month-end following inception. The Fund's average annual total return since its commencement of operations on January 4, 1993 through October 31, 2000 is 4.94%.

** Describes the average total return for all funds in the indicated Lipper category, as defined by Lipper, Inc., and does not take into account applicable sales charges. Lipper Analytical Services, Inc. is a leading source for mutual fund data.

 Past performance is no guarantee of future results. Fund returns are net of fees, assume the reinvestment of distributions and reflect reimbursement of certain fund and portfolio expenses as described in the prospectus. Had expenses not been subsidized, returns would have been lower.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------

[photo of Mark Settles]

    The following is an interview with MARK SETTLES, vice president and member of the portfolio management team for the Federal Money Market Portfolio. Mark joined Morgan in 1994, and spent five years trading fixed-income products in our New York and London offices before coming to J.P. Morgan Investment Management. Prior to joining Morgan, he was a foreign exchange trader at The First National Bank of Chicago, and a teacher of government at the Paideia School in Atlanta, Georgia. Mark holds a B.A. in economics from Columbia University, and a Masters of Management from Northwestern University. This interview was conducted on November 15, 2000, and reflects Mark's views on that date.

WHAT THEMES DOMINATED FIXED INCOME MARKETS  OVER THE PAST YEAR?

    One key theme of interest to our clients was the announcement--and subsequent implementation-- of a program by the U.S. Treasury to buy back government debt and issue fewer securities in the future. An effective reduction in the supply, of what is globally perceived to be the lowest-risk investment, profoundly affected the fixed income markets. This has spurred a search for investment alternatives that can take the place of Treasuries in conservative portfolios and hedging strategies.

    Another key theme surfaced last spring when a senior Treasury official questioned the nature of implied guarantees associated with certain government sponsored entities. These agencies have traditionally funded themselves at quasi-government type levels due to their near "risk-free" status. This questioning of the government's commitment led to significant volatility in the agency and mortgage-backed securities markets.

    Also during this period, the Federal Reserve continued to raise interest rates in an effort to tame economic growth. The Fed's last increase of 50 basis points (0.50%) to 6.5% in May 2000, marked the sixth consecutive rate increase--totaling 175 basis points (1.75%)--since June 1999. These moves, along with an announced bias toward further tightening, served to markedly increase volatility in U.S. and global equity markets. Around the same time, evidence emerged that our economy was indeed slowing from its previous red-hot pace, and that global growth was following suit.

    As we moved toward the end of this reporting period, we also experienced a major surge in energy prices. For the most part, corporations lacked the pricing power to pass along higher costs, and we began to hear talk of a hard landing for the U.S. economy. The equity markets fell, and the Treasury curve steepened.

YOU MENTIONED THE REDUCTION OF DEBT ISSUANCE BY THE U.S. TREASURY. IS THIS ACROSS THE ENTIRE MATURITY SPECTRUM, OR IS IT FOCUSED ON SPECIFIC SEGMENTS?

    The U.S. Treasury is attempting to use the budget surplus to shorten the average maturity of the country's outstanding debt. As a consequence, the very existence of the 30-year bond and the Treasury Inflation Protected Securities
(TIPs) program has been called into question, and auctions for the 1-year bill, and 2-, 5-, and 10-year notes have all been reduced. For example, the traditional monthly auction for the 1-year bill has now moved to a quarterly auction.

HOW WAS THE FUND POSITIONED OVER THIS PERIOD?

    We maintained a barbell structure in the portfolio over the course of the year just ended, keeping a significant concentration in short-term securities. We also looked to opportunistically extend the maturity of the portfolio on price declines in the one-year sector. This strategy allowed us to take advantage of higher rates on the very short end of the curve as the Fed funds rate continued to increase. It also allowed us to purchase one-year yields at attractive levels. The Fund also benefited by holding Agencies, which contributed to performance during the course of the year.

PORTFOLIO MANAGER Q&A
--------------------------------------------------------------------------------
                                                                    (Continued)

HOW ARE FIXED INCOME MARKETS ADJUSTING TO THESE AND OTHER CHANGING DYNAMICS?

    Short-term fixed income mandates revolve around three essential requirements: safety, liquidity, and return. With the present and expected future decline in the availability of low risk Treasuries, all three of these requirements have to be reevaluated and reintegrated into an investment strategy. For example, we, and other bond investors, are searching for acceptable alternatives to Treasuries, such as Agency bonds.

HOW ARE YOU DEALING WITH THESE CHANGES  AT J.P. MORGAN?

    We're spending a good deal of time educating our clients on the uses of credit in a conservative portfolio, in particular, the tools and strategies needed to outperform in this market environment.

    We've also taken significant steps toward reengineering our credit process to take advantage of changing market dynamics. One of these steps has been the development and implementation of improved guidelines on concentration limits per credit.

    Beyond this, we are continuing to forge closer relationships with both buy- and sell-side analysts, and we're examining new electronic-based trading solutions. These steps and others are helping us to fine-tune our credit process so that we can meet the demands of today's marketplace.

HOW DO YOU SEE THINGS PLAYING OUT IN THE FIXED INCOME MARKETS OVER THE COMING MONTHS?

    We anticipate a bond friendly environment, one marked by continued moderation in U.S. economic growth. As far as the Fed is concerned, the present behavior of the market for Fed fund futures suggests that its next move might be an easing of credit conditions. However, we believe the recent surge in energy prices, the firmness in unit labor costs, and associated inflationary fears, should keep the Fed on hold for the time being.

HOW ARE YOU POSITIONING THE FUND IN LIGHT  OF THIS OUTLOOK?

    We are looking for additional opportunities to extend into the one-year area, as the LIBOR curve steepens. This is only sensible, when you consider that the 2-year note presently stands at 5.91%, the 5-year at 5.82%, the 10-year at 5.78%, and long bonds at 5.81%. None of these is close to 6.5%, so we're keeping as much as possible in short dated maturities.

FUND FACTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE

    J.P. Morgan Institutional Federal Money Market Fund seeks to provide current income, maintain a high level of liquidity, and preserve capital. It is designed for investors who seek to preserve capital and earn current income from a portfolio of direct obligations of the U.S. Treasury, along with obligations of select U.S. government agencies.

--------------------------------------------------------------------------------
    Inception Date: 1/4/1993
--------------------------------------------------------------------------------
    Fund Net Assets as of 10/31/2000:
      $2,068,563,563
--------------------------------------------------------------------------------
    Portfolio Net Assets as of 10/31/2000:
      $3,720,801,285
--------------------------------------------------------------------------------
    Dividend Payable Dates: MONTHLY
--------------------------------------------------------------------------------
    Short-term Capital Gain Payable Date
      (if applicable): MONTHLY
--------------------------------------------------------------------------------
    Long-term Capital Gain Payable Date
      (if applicable): 12/13/2000

EXPENSE RATIO

    The Fund's current expense ratio of 0.20% covers shareholders' expenses for custody, tax reporting, investment advisory, and shareholder services, after reimbursement. The Fund is no-load and does not charge any sales, redemption, or exchange fees. There are no additional charges for buying, selling, or safekeeping fund shares, or for wiring redemption proceeds from the fund.

FUND HIGHLIGHTS
--------------------------------------------------------------------------------

All data as of October 31, 2000

DAYS TO MATURITY
(As a percentage of total investment securities)

[data from pie chart]

0-30 Days      54.5%
31-60 Days     18.4%
61-90 Days      3.4%
90+ Days       23.7%
                                                                               -
--------------------------------------------------------------------------------
    Average 7-day current yield: 6.36%*
--------------------------------------------------------------------------------
    Average Maturity: 45 DAYS

* Yield reflects the reimbursement of certain fund expenses as described in the prospectus. Had expenses not been subsidized, the average 7-day current yield would have been lower. Yields represent past performance and will fluctuate.

DISTRIBUTED BY FUNDS DISTRIBUTOR, INC. J.P. MORGAN INVESTMENT MANAGEMENT INC. SERVES AS INVESTMENT ADVISOR. SHARES OF THE FUND ARE NOT INSURED BY THE FDIC, ARE NOT BANK DEPOSITS OR OTHER OBLIGATIONS OF THE FINANCIAL INSTITUTION AND ARE NOT GUARANTEED BY THE FINANCIAL INSTITUTION. SHARES OF THE FUND ARE SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTED. WHILE THE FUND SEEKS TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THIS FUND.

Opinions expressed herein are based on current market conditions and are subject to change without notice. The Fund invests through a master portfolio (another fund with the same objective).

CALL J.P. MORGAN FUNDS SERVICES AT (800) 766-7722 FOR A PROSPECTUS CONTAINING MORE COMPLETE INFORMATION ABOUT THE FUND, INCLUDING MANAGEMENT FEES AND OTHER EXPENSES. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
STATEMENT OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

OCTOBER 31, 2000

ASSETS

Investment in The Federal Money Market
    Portfolio (''Portfolio''), at value                      $2,069,731,516
Receivable for Expense Reimbursements                               232,705
Prepaid Trustees' Fees and Expenses                                   2,269
Prepaid Expenses and Other Assets                                     2,002
                                                         ---------------------
TOTAL ASSETS                                                  2,069,968,492
                                                         ---------------------
LIABILITIES
Dividends Payable to Shareholders                                 1,014,391
Shareholder Servicing Fee Payable                                   182,969
Administrative Services Fee Payable                                  43,843
Fund Services Fee Payable                                             1,410
Administration Fee Payable                                            1,017
Accrued Expenses and Other Liabilities                              161,299
                                                         ---------------------
TOTAL LIABILITIES                                                 1,404,929
                                                         ---------------------
NET ASSETS
Applicable to 2,068,618,651 Shares of
   Beneficial Interest Outstanding
   (par value $0.001, unlimited shares authorized)           $2,068,563,563
                                                         =====================
Net Asset Value, Offering and Redemption
   Price Per Share                                                    $1.00
                                                         =====================
ANALYSIS OF NET ASSETS
Paid-in Capital                                              $2,068,617,726
Accumulated Net Realized Loss on Investment                        (54,163)
                                                         ---------------------
NET ASSETS                                                   $2,068,563,563
                                                         =====================

 The Accompanying Notes are an Integral Part of the Financial Statements.
  6

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED OCTOBER 31, 2000

INVESTMENT INCOME ALLOCATED FROM PORTFOLIO

INCOME
Allocated Interest Income                                     $105,293,886
Allocated Portfolio Expenses                                   (2,955,510)
                                                         ---------------------
    Net Investment Income Allocated from Portfolio            102,338,376
                                                         ---------------------
FUND EXPENSES
Shareholder Servicing Fee                                        1,702,406
Administrative Services Fee                                        413,001
Registration Fees                                                  209,432
Fund Services Fee                                                   25,843
Transfer Agent Fees                                                 24,401
Professional Fees                                                   20,131
Administration Fee                                                  19,041
Trustees' Fees and Expenses                                         16,618
Financial and Fund Accounting Services Fee                          12,688
Printing Expenses                                                    8,174
Miscellaneous                                                        9,823
                                                         ---------------------
    Total Fund Expenses                                          2,461,558
Less: Reimbursement of Expenses                                (2,011,356)
                                                         ---------------------
    Net Fund Expenses                                              450,202
                                                         ---------------------
NET INVESTMENT INCOME                                          101,888,174
                                                         ---------------------
NET REALIZED GAIN ON INVESTMENT ALLOCATED FROM PORTFOLIO             2,861
                                                         ---------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS          $101,891,035
                                                         =====================

The Accompanying Notes are an Integral Part of the Financial Statements.
   7

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE YEARS ENDED OCTOBER 31

INCREASE IN NET ASSETS                                     2000                1999
FROM OPERATIONS
Net Investment Income                                $   101,888,174      $  52,767,854
Net Realized Gain (Loss) on Investment
   Allocated from Portfolio                                2,861              (52,518)
                                                   -------------------  ------------------
     Net Increase in Net Assets
        Resulting from Operations                        101,891,035          52,715,336
                                                   -------------------  ------------------
DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                                  (101,888,174)       (52,767,854)
Net Realized Gain                                           -                 (4,506)
                                                   -------------------  ------------------
     Total Distributions to Shareholders               (101,888,174)       (52,772,360)
                                                   -------------------  ------------------
TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST
   (AT A CONSTANT $1.00 PER SHARE)
Proceeds from Shares of Beneficial Interest Sold      7,373,293,975        5,106,950,721
Reinvestment of Dividends and Distributions             80,082,403          43,567,694
Cost of Shares of Beneficial Interest Redeemed        (6,782,400,660)     (4,722,749,543)
                                                   -------------------  ------------------
     Net Increase from Transactions in
       Shares of Beneficial Interest                   670,975,718          427,768,872
                                                   -------------------  ------------------
     Total Increase in Net Assets                      670,978,579          427,711,848
                                                   -------------------  ------------------
NET ASSETS
Beginning of Year                                     1,397,584,984         969,873,136
                                                   -------------------  ------------------
End of Year                                           $2,068,563,563      $1,397,584,984
                                                   ===================  ==================

 The Accompanying Notes are an Integral Part of the Financial Statements.
  8

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT
EACH YEAR ARE AS FOLLOWS:

                                                                   FOR THE YEARS ENDED OCTOBER 31
                                                  2000         1999            1998         1997        1996
                                                -------------------------------------------------------------------
NET ASSET VALUE PER SHARE, BEGINNING OF YEAR     $1.00         $1.00           $1.00        $1.00       $1.00
                                             ---------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS

Net Investment Income                              0.06         0.05           0.05         0.05        0.05
Net Realized Gain (Loss) on Investment          0.00(a)        (0.00)(a)       0.00(a)      0.00(a)     0.00(a)
                                             ---------------------------------------------------------------------
Total from Investment Operations                   0.06         0.05           0.05         0.05        0.05
                                             ---------------------------------------------------------------------
LESS DISTRIBUTIONS TO SHAREHOLDERS FROM
Net Investment Income                            (0.06)        (0.05)         (0.05)       (0.05)      (0.05)
Net Realized Gain                                     -        (0.00)(a)         -        (0.00)(a)   (0.00)(a)
                                             ---------------------------------------------------------------------
Total Distributions to Shareholders              (0.06)        (0.05)         (0.05)       (0.05)      (0.05)
                                             ---------------------------------------------------------------------
NET ASSET VALUE PER SHARE, END OF YEAR           $1.00         $1.00          $1.00        $1.00       $1.00
                                             =====================================================================
RATIOS AND SUPPLEMENTAL DATA
Total Return                                      6.10%         4.96%         5.48%        5.41%       5.23%
Net Assets, End of Year (in thousands)         $2,068,564     $1,397,585    $969,873     $137,306    $109,050
Ratios to Average Net Assets
    Net Expenses                                  0.20%         0.20%         0.20%        0.20%       0.20%
    Net Investment Income                         5.99%         4.87%         5.31%        5.19%       5.09%
    Expenses without Reimbursement                0.32%         0.34%         0.41%        0.46%       0.46%

(a) Less than $0.005.


The Accompanying Notes are an Integral Part of the Financial Statements.
    9

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000
--------------------------------------------------------------------------------
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--The J.P. Morgan Institutional Federal Money Market Fund (the "Fund'') is a separate series of the J.P. Morgan Institutional Funds, a Massachusetts business trust (the "Trust'') which was organized on November 4, 1992. The trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund commenced operations on January 4, 1993.

    The Fund invests all of its investable assets in The Federal Money Market Portfolio (the "Portfolio''), a diversified open-end management investment company having the same investment objective as the Fund. The value of such investment included in the Statement of Assets and Liabilities reflects the Fund's proportionate interest in the net assets of the Portfolio (approximately 55% at October 31, 2000). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Fund:

    SECURITY VALUATION--Valuation of securities by the Portfolio is discussed in
Note 1 of the Portfolio's Notes to Financial Statements that are included elsewhere in this report.

    INVESTMENT INCOME -- The Fund earns income, net of expenses, daily on its investment in the Portfolio. All net investment income, realized and unrealized gains and losses of the Portfolio is allocated pro-rata among the Fund and other investors in the Portfolio at the time of such determination.

    EXPENSES -- Expenses incurred by the Trust with respect to any two or more Funds in the Trust are allocated in proportion to the net assets of each Fund in the Trust, except where allocations of direct expenses to each Fund can otherwise be made fairly.

    INCOME TAX STATUS -- It is the Fund's policy to distribute all net investment income and net realized gains to shareholders and to otherwise qualify as a regulated investment company under the provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state income taxes.

    DISTRIBUTIONS TO SHAREHOLDERS--Distributions to a shareholder are recorded on the ex-dividend date. Distributions from net investment income are declared daily and paid monthly. Distributions from net short-term realized gains, if any, will be distributed in accordance with the requirements of the Internal Revenue Code of 1986 (the "Code"), as amended, and may be reflected in the Fund's daily dividends. Distributions from net long-term realized gains, if any, will be distributed annually, except that an additional capital gains distribution may be made in a given year to the extent necessary to avoid the imposition of federal excise tax on the Fund.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADMINISTRATIVE SERVICES -- The Trust has an Administrative Services Agreement (the "Services Agreement") with Morgan Guaranty Trust Company of New York ("Morgan"), under which Morgan is responsible for certain aspects of the administration and operation of the Fund. Under the Services Agreement, the Trust has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Trust and certain other registered investment companies for which J.P. Morgan Investment Management, Inc. ("JPMIM") acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    Morgan has agreed to reimburse the Fund to the extent necessary to maintain the total operating expenses (which excludes interest and dividend expenses, taxes and extraordinary items) of the Fund, including the expenses allocated to the Fund from the Portfolio, at no more than 0.20% of the average daily net assets of the Fund. This reimbursement arrangement can be changed or terminated at any time after February 28, 2001 at the option of Morgan.

J.P. MORGAN INSTITUTIONAL FEDERAL MONEY MARKET FUND
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000
--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

    ADMINISTRATION -- The Trust has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Trust, FDI provides administrative services necessary for the operations of the Fund, furnishes office space and facilities required for conducting the business of the Fund and pays the compensation of the Fund's officers affiliated with FDI. The Fund has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of- pocket expenses. The portion of this charge payable by the Fund is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    SHAREHOLDER SERVICING -- The Trust has a Shareholder Servicing Agreement with Morgan under which Morgan provides account administration and personal account maintenance service to Fund shareholders. The agreement provides for the Fund to pay Morgan a fee for these services that is computed daily and paid monthly at an annual rate of 0.10% of the average daily net assets of the Fund.

    FUND SERVICES --The Trust has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Trust's affairs. The Trustees of the Trust represent all the existing shareholders of PGI.

    Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $4,900.

--------------------------------------------------------------------------------
3. FEDERAL INCOME TAXES

    For federal income tax purposes, the Fund had a capital loss carryforward as of October 31, 2000, of approximately $49,657 which expires in 2007. Accordingly, no capital gains distribution is expected to be paid to shareholders until net gains have been realized in excess of this amount.

--------------------------------------------------------------------------------
4. SUBSEQUENT EVENTS

    On September 13, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation announced that they have entered into an agreement and plan of merger. The transaction is expected to close in December 2000 and is subject to approval by shareholders of both companies.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Shareholders of
J.P. Morgan Institutional Federal Money Market Fund

In our opinion, the accompanying statement of assets and liabilities and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of J.P. Morgan Institutional Federal Money Market Fund (one of the series constituting part of the J.P. Morgan Institutional Funds, hereafter referred to as the "Fund") at October 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
December 21, 2000

THE FEDERAL MONEY MARKET PORTFOLIO

Annual Report October 31, 2000

(The following pages should be read in conjunction with J.P. Morgan Institutional Federal Money Market Fund Annual Financial Statements)

THE FEDERAL MONEY MARKET PORTFOLIO - SCHEDULE OF INVESTMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000

PRINCIPAL AMOUNT                                                   VALUE
--------------------------------------------------------------------------------
 U.S. GOVERNMENT AGENCY SECURITIES - 100.0%

 $100,000,000  FFCB, 6.35%, 2/1/01                          $    99,986,186
   88,300,000  FFCB, 6.60%, 3/1/01                               88,295,306
    2,075,000  FFCB, 5.13%, 4/2/01
   50,000,000  FFCB, 5.88%, 7/2/01                               49,755,712
  250,000,000  FFCB Undivided Interest in Demand Note,
               6.47%, 7/3/01                                    249,999,999
  144,354,000  FFCB Discount Notes, 6.42%-6.52%,
               11/3/00 to 3/8/01(y)                             142,912,762
   35,000,000  FFCB, Floater, 6.50%, 11/1/00, resets
               daily off PRIME minus 3.00% with no caps          34,997,150
   40,000,000  FFCB, Floater, 6.58%, 11/1/00, resets
               daily off PRIME minus 2.925% with no caps         39,998,661
   25,000,000  FFCB, VRN, 6.45%, 11/10/00, resets
               monthly off the 1-month
               LIBOR minus 0.17% with no caps                    24,998,919
  100,000,000  FFCB, VRN, 6.43%, 11/11/00, resets
               monthly off the 1-month
               LIBOR minus 0.19% with no caps                    99,981,558
  100,000,000  FFCB, VRN, 6.44%, 11/25/00, resets
               monthly off the 1-month
               LIBOR minus 0.19% with no caps                   100,000,000
   47,370,000  FHLB, 4.98%, 11/17/00                             47,343,182
   40,000,000  FHLB, 6.67%, 4/6/01                               39,999,825
   50,000,000  FHLB, 6.50%, 4/26/01                              49,973,943
1,468,753,000  FHLB Discount Notes, 6.41%-6.62%,
               11/1/00 to 3/7/01(y)                           1,454,282,870
  130,000,000  FHLB, Floater, 6.47%, 11/1/00, resets
               daily off PRIME minus 3.03% with no caps         129,943,437
  100,000,000  FHLB, Floater, 6.49%, 11/1/00,
               resets quarterly off the 3-month
               LIBOR minus 0.22% with no caps                    99,954,997
  100,000,000  FHLB, Floater, 6.42%, 11/15/00,
               resets monthly off the 1-month
               LIBOR minus 0.20% with no caps                    99,945,548
   50,000,000  FHLB, Floater, 6.43%, 11/17/00,
               resets monthly off the 1-month LIBOR
               minus 0.19% with no caps                          49,978,795
  100,000,000  FHLB, Floater, 6.43%, 11/26/00,
               resets monthly off the 1-month
               LIBOR minus 0.19% with no caps                    99,947,146
  125,000,000  FHLB, Floater, 6.55%, 1/19/01,
               resets quarterly off the 3-month
               LIBOR minus 0.22% with no caps                   124,917,726

PRINCIPAL AMOUNT                                                   VALUE
--------------------------------------------------------------------------------
 $200,000,000  FHLB, VRN, 6.50%, 11/1/00, resets daily
               off PRIME minus 3.00% with no caps           $   199,984,280
  100,000,000  FHLB, VRN, 6.50%, 11/1/00, resets
               daily off PRIME minus 3.01% with no caps          99,993,600
  100,000,000  FHLB, VRN, 6.43%, 11/20/00, resets
               monthly off the 3-month
               T-Bill rate minus 0.19% with no caps              99,956,932
  130,609,000  SLMA Discount Notes, 6.42%-6.45%,
               11/1/00 to 11/22/00(y)                           130,329,883
   47,398,000  SLMA, MTN, 6.55%, 2/14/01                         47,393,344
                                                           --------------------
TOTAL INVESTMENTS AT AMORTIZED
COST AND VALUE - 100.0%                                       $3,706,932,326
                                                           ====================

 (Cost $3,706,932,326)

FHLB - Federal Home Loan Bank
FFCB - Federal Farm Credit Bank
LIBOR - London Interbank Offered Rate
MTN - Medium Term Note
resets - The frequency with which a security's coupon changes, based on current market conditions or an underlying index.
SLMA - Student Loan Marketing Association
VRN - Variable Rate Note. Interest reset date is indicated and used in
calculating the weighted average portfolio maturity. Rate shown    is effective
October 31, 2000.
(y) Yield at Maturity


   The Accompanying Notes are an Integral Part of the Financial Statements.
14

THE FEDERAL MONEY MARKET PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
--------------------------------------------------------------------------------

OCTOBER 31, 2000

ASSETS
Investments at Amortized Cost and Value                      $3,706,932,326
Dividend and Interest Receivable                                 15,762,543
Prepaid Trustees' Fees and Expenses                                   2,430
Prepaid Expenses and Other Assets                                     3,456
                                                        ---------------------
TOTAL ASSETS                                                  3,722,700,755
                                                        ---------------------
LIABILITIES
Due to Custodian                                                  1,281,747
Advisory Fee Payable                                                411,493
Administration Service Fee Payable                                   78,222
Fund Services Fee Payable                                             2,546
Administration Fee Payable                                            1,036
Accrued Expenses and Other Liabilities                              124,426
                                                        ---------------------
TOTAL LIABILITIES                                                 1,899,470
                                                        ---------------------
NET ASSETS
Applicable to Investors' Beneficial Interests                $3,720,801,285
                                                        =====================

The Accompanying Notes are an Integral Part of the Financial Statements.
15

THE FEDERAL MONEY MARKET PORTFOLIO
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED OCTOBER 31, 2000

INVESTMENT INCOME
INCOME
Interest Income                                                 $187,204,325
                                                        ---------------------
EXPENSES
Advisory Fee                                                       4,031,308
Administrative Services Fee                                          735,431
Custodian Fees and Expenses                                          315,249
Professional Fees                                                     53,051
Fund Services Fee                                                     46,373
Trustees' Fees and Expenses                                           32,457
Administration Fee                                                    19,778
Printing Expenses                                                      9,583
Insurance Expenses                                                     3,813
Miscellaneous                                                            646
                                                        ---------------------
     Total Expenses                                                5,247,689
                                                        ---------------------
NET INVESTMENT INCOME                                            181,956,636
                                                        ---------------------
NET REALIZED GAIN ON INVESTMENTS                                       5,077
                                                        ---------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS            $181,961,713
                                                        =====================

    The Accompanying Notes are an Integral Part of the Financial Statements.
16

THE FEDERAL MONEY MARKET PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

FOR THE YEARS ENDED OCTOBER 31

INCREASE IN NET ASSETS                                               2000                1999
FROM OPERATIONS
Net Investment Income                                           $ 181,956,636      $   90,037,557
Net Realized Gain (Loss) on Investments                             5,077              (93,004)
                                                            -------------------  -------------------
     Net Increase in Net Assets Resulting from Operations        181,961,713          89,944,553
                                                            -------------------  -------------------
TRANSACTIONS IN INVESTORS' BENEFICIAL INTERESTS
Contributions                                                   15,453,027,028       9,653,493,366
Withdrawals                                                    (14,195,010,506)     (8,926,190,523)
                                                            -------------------  -------------------
     Net Increase from Investors' Transactions                  1,258,016,522         727,302,843
                                                            -------------------  -------------------
     Total Increase in Net Assets                               1,439,978,235         817,247,396
                                                            -------------------  -------------------
NET ASSETS
Beginning of Year                                               2,280,823,050        1,463,575,654
                                                            -------------------  -------------------
End of Year                                                     $3,720,801,285      $2,280,823,050
                                                            ===================  ===================

SUPPLEMENTARY DATA

                                                     FOR THE YEARS ENDED OCTOBER 31
                                         2000        1999       1998        1997       1996
                                         ---------------------------------------------------
Ratios to Average Net Assets
     Net Expenses                        0.17%       0.20%      0.20%       0.20%      0.20%
     Net Investment Income               6.00%       4.85%      5.31%       5.18%      5.08%
     Expenses without Reimbursement      0.17%       0.20%      0.25%       0.28%      0.27%

The Accompanying Notes are an Integral Part of the Financial Statements.
   17

THE FEDERAL MONEY MARKET PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OCTOBER 31, 2000
--------------------------------------------------------------------------------
1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION -- The Federal Money Market Portfolio (the "Portfolio") is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on November 4, 1992. The Portfolio's investment objective is to provide high current income consistent with the preservation of capital and same- day liquidity. The Portfolio commenced operations on January 4, 1993. The Declaration of Trust permits the Trustees to issue an unlimited number of beneficial interests in the Portfolio.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual amounts could differ from those estimates. The following is a summary of the significant accounting policies of the Portfolio:

    SECURITY VALUATIONS -- Investments are valued at amortized cost which approximates market value. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instruments.

    SECURITY TRANSACTIONS -- Security transactions are accounted for as of the trade date. Realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

    INVESTMENT INCOME -- Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums.

    INCOME TAX STATUS -- The Portfolio intends to be treated as a partnership for federal income tax purposes. As such, each investor in the Portfolio will be taxed on its share of the Portfolio's ordinary income and capital gains. It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the provisions of the Internal Revenue Code.

--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES

    ADVISORY -- The Portfolio has an Investment Advisory Agreement with J.P. Morgan Investment Management, Inc. ("JPMIM"), an affiliate of Morgan Guaranty Trust Company of New York ("Morgan") and a wholly owned subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan"). Under the terms of the agreement, the Portfolio pays JPMIM at an annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion and 0.10% on any excess over $1 billion.

    ADMINISTRATIVE SERVICES -- The Portfolio has an Administrative Services Agreement (the "Services Agreement") with Morgan under which Morgan is responsible for certain aspects of the administration and operation of the Portfolio. Under the Services Agreement, the Portfolio has agreed to pay Morgan a fee equal to its allocable share of an annual complex-wide charge. This charge is calculated based on the aggregate average daily net assets of the Portfolio and certain other registered investment companies for which JPMIM acts as investment advisor in accordance with the following annual schedule: 0.09% on the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion less the complex-wide fees payable to Funds Distributor, Inc. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which Morgan provides similar services.

    ADMINISTRATION -- The Portfolio has retained Funds Distributor, Inc. ("FDI"), a registered broker-dealer, to serve as the co-administrator and distributor for the Fund. Under a Co-Administration Agreement between FDI and the Portfolio, FDI provides administrative services necessary for the operations of the Portfolio, furnishes office space and facilities required for conducting the business of the Portfolio and pays the compensation of the Portfolio's officers affiliated with FDI. The Portfolio has agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The portion of this charge payable by the Portfolio is determined by the proportionate share that its net assets bear to the net assets of the Trust and certain other investment companies for which FDI provides similar services.

    FUND SERVICES -- The Portfolio has a Fund Services Agreement with Pierpont Group, Inc. ("PGI") to assist the Trustees in exercising their overall supervisory responsibilities for the Portfolio's affairs. The Trustees of the Portfolio represent all the existing shareholders of PGI.

THE FEDERAL MONEY MARKET PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                    (Continued)

OCTOBER 31, 2000
--------------------------------------------------------------------------------
2. TRANSACTIONS WITH AFFILIATES (CONTINUED)

    Each Trustee receives an aggregate annual fee of $75,000 for serving on the boards of the Trust, the J.P. Morgan Funds, the J.P. Morgan Institutional Funds, and other registered investment companies in which they invest. The Trustees' Fees and Expenses shown in the financial statements represent the Fund's allocated portion of the total Trustees' fees and expenses. The Trust's Chairman and Chief Executive Officer also serves as Chairman of PGI and receives compensation and employee benefits from PGI. The allocated portion of such compensation and benefits included in the Fund Services Fee shown on the Statement of Operations was $8,800.

--------------------------------------------------------------------------------
3. SUBSEQUENT EVENTS

    On September 13, 2000, J.P. Morgan & Co. Incorporated and The Chase Manhattan Corporation announced that they have entered into an agreement and plan of merger. The transaction is expected to close in December 2000 and is subject to approval by shareholders of both companies.

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Trustees and Investors of
The Federal Money Market Portfolio

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the supplementary data present fairly, in all material respects, the financial position of The Federal Money Market Portfolio (the "Portfolio") at October 31, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the supplementary data for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and supplementary data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodian, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
New York, New York
December 21, 2000

[back cover]

J.P. MORGAN INSTITUTIONAL FUNDS

       Federal Money Market Fund
           ---------------------------------------------------------------------
       Prime Money Market Fund
           ---------------------------------------------------------------------
       Treasury Money Market Fund
           ---------------------------------------------------------------------
       Tax Aware Enhanced Income Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Exempt Money Market Fund
           ---------------------------------------------------------------------
       Short Term Bond Fund
           ---------------------------------------------------------------------
       Bond Fund
           ---------------------------------------------------------------------
       Global Strategic Income Fund
           ---------------------------------------------------------------------
       Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       California Bond Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       New York Tax Exempt Bond Fund
           ---------------------------------------------------------------------
       Diversified Fund
           ---------------------------------------------------------------------
       Disciplined Equity Fund
           ---------------------------------------------------------------------
       Large Cap Growth Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Market Neutral Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       Tax Aware Disciplined Equity Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       U.S. Equity Fund
           ---------------------------------------------------------------------
       U.S. Small Company Fund
           ---------------------------------------------------------------------
       Emerging Markets Equity Fund
           ---------------------------------------------------------------------
       European Equity Fund
           ---------------------------------------------------------------------
       International Equity Fund
           ---------------------------------------------------------------------
       International Opportunities Fund
           ---------------------------------------------------------------------
       SmartIndex(tm) Fund:
           Institutional Shares
           ---------------------------------------------------------------------
       For more information on the J.P. Morgan
           Institutional Funds, call J.P.
           Morgan  Funds Services at (800) 766-7722.
           ---------------------------------------------------------------------

Morgan Guaranty Trust Company                                MAILING
500 Stanton Christiana Road                                INFORMATION
Newark, Delaware 19713-2107

IN-ANN-23755  1000